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Exhibit 5(b)

PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, New York 10036

November 4, 2011

Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP
1099 Alakea Street
Honolulu, Hawaii 96813

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

We will be acting as counsel to any underwriters, dealers, purchasers or agents in connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an indeterminate maximum offering price of the following securities of Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"): (a) shares of common stock, without par value (the "Common Stock"), (b) shares of preferred stock, without par value, in one or more series, (c) unsecured senior debt securities (the "Senior Debt Securities"), (d) unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities"), (e) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"), (f) stock purchase contracts (the "Stock Purchase Contracts") to purchase Common Stock and (g) stock purchase units (the "Stock Purchase Units") each representing ownership of a Stock Purchase Contract and beneficial interests in Senior Debt Securities, Senior Subordinated Debt Securities or debt obligations of third parties (including U.S. Treasury securities). The Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Securities."

The Senior Debt Securities will be issued under a Senior Indenture in the form filed as Exhibit 4(c) to the Registration Statement (together with an officer's certificate setting forth the terms of the Senior Debt Securities of each series, the "Senior Debt Indenture"), the Senior Subordinated Debt Securities will be issued under a Senior Subordinated Indenture in the form filed as Exhibit 4(d) to the Registration Statement (together with an officer's certificate setting forth the terms of the Senior Subordinated Debt Securities of each series, the "Senior Subordinated Debt Indenture") and the Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture in the form filed as Exhibit 4(e) to the Registration Statement (together with an officer's certificate setting forth the terms of the Junior Subordinated Debt Securities of each series, the "Junior Subordinated Debt Indenture").

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter. In such review, we have assumed that the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that

1.
With respect to the Senior Debt Securities, when (a) the Senior Debt Indenture has been duly authorized, executed and delivered by the Company and a trustee and duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company (or duly appointed committee or representative thereof) has taken all necessary corporate action to approve the issuance and establish the terms of such Senior Debt Securities, the terms of the offering and related matters, (c) such Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Debt Indenture and (d) such Senior Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Senior Debt Indenture, such Senior Debt Securities will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
With respect to the Senior Subordinated Debt Securities, when (a) the Senior Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company and a trustee and duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company (or duly appointed committee or representative thereof) has taken all necessary corporate action to approve the issuance and establish the terms of such Senior Subordinated Debt Securities, the terms of the offering and related matters, (c) such Senior Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Subordinated Debt Indenture and (d) such Senior Subordinated Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Senior Subordinated Debt Indenture, such Senior Subordinated Debt Securities will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.
With respect to the Junior Subordinated Debt Securities, when (a) the Junior Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company and a trustee and duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company (or duly appointed committee or representative thereof) has taken all necessary corporate action to approve the issuance and establish the terms of such Junior Subordinated Debt Securities, the terms of the offering and related matters, (c) such Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Junior Subordinated Debt Indenture and (d) such Junior Subordinated Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Junior Subordinated Debt Indenture, such Junior Subordinated Debt Securities will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
With respect to the Stock Purchase Contracts, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly authorized, executed and delivered by the Company and a stock purchase contract agent (a "Stock Purchase Contract Agreement") and duly qualified under the Trust Indenture Act of 1939, if necessary, (b) the Board of Directors of the Company (or duly appointed committee or representative thereof) has taken all necessary corporate action to approve the issuance and establish the terms of such Stock Purchase Contracts, the terms of the offering of such Stock Purchase Contracts and related matters, (c) such Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of such Stock Purchase Contract Agreement and (d) such Stock Purchase Contracts have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Stock Purchase Contract Agreement, such Stock Purchase Contracts will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
With respect to the Stock Purchase Units, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a stock purchase unit agent (a "Stock Purchase Unit Agreement"), (b) the Board of Directors of the Company (or duly appointed committee or representative thereof) has taken all necessary corporate action to approve the issuance and establish the terms of such Stock Purchase Units, the terms of the offering of such Stock Purchase Units and related matters, (c) such Stock Purchase Units have been duly executed and authenticated in accordance with the terms of the appropriate Stock Purchase Unit Agreement and (d) such Stock Purchase Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Stock Purchase Unit Agreement, such Stock Purchase Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, fair dealing and materiality and the discretion of the court before which any proceeding therefor may be brought.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective under the Act, a Prospectus Supplement to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board of Directors of the Company (or duly appointed committee or representative thereof) and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions set forth in this letter are limited to the law of the State of New York, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5(b) to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP

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  Exhibit 5(b)